UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2025

ACEZTECH CORPORATION

(Exact name of registrant issuer as specified in its charter)

Nevada	333-276237	37-2108225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33-01,33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

(+60)3 2116 5722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On January 21, 2025, the Company’s Board of Directors approved changing the corporate name from Aceztech Corporation to Huineng Technology Corporation and approved the application for a new ticker symbol. The change of corporate name and application for a new ticker symbol was approved by special resolution passed by a majority of the Company’s shareholders on the same date.

The actions taken by our Board of Directors, approving the above described name change and application for a new ticker symbol are subject to the prior approval by the Financial Industry Regulatory Authority (FINRA). Accordingly, on January 21, 2025, the Company submitted an Issuer Company-Related Action Notification Form to FINRA to give reflect the name change and application for a new ticker symbol.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the change of corporate name and new ticker symbol.

Item 9.01 Financial Statements and Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACEZTECH CORPORATION
(Name of Registrant)
Date: January 24, 2025
	By:	/s/ Kae Ren Tee
	Name:	Kae Ren Tee
	Title:	Chief Executive Officer, Chief Financial Officer, Director